Exhibit 23.1

Crowe Horwath LLP Independent Member Crowe Horwath International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of OCZ Technology Group, Inc. of our report dated May 13, 2011 on the consolidated financial statements for the years ended February 28, 2011 and 2010, appearing in the Annual Report on Amendment No. 1 to Form 10-K/A of OCZ Technology Group, Inc. for the year ended February 28, 2011, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California

December 1, 2011